PALL SHAREHOLDERS APPROVE MERGER WITH DANAHER AT SPECIAL MEETING

PORT WASHINGTON, NY., July 29, 2015 – Pall Corporation (NYSE: PLL), a global leader in filtration, separation and purification technologies, today announced that Pall shareholders voted in favor of the proposal to adopt the previously announced Agreement and Plan of Merger, dated May 12, 2015 (the “Merger Agreement”), by and among Pall, Danaher Corporation (NYSE:DHR) and Pentagon Merger Sub, Inc. at a special meeting of shareholders held on July 28, 2015 at the Company’s headquarters in Port Washington, NY.

At the Special Meeting, 87,395,064 million shares were voted in favor of the proposal to adopt the Merger Agreement, which represents approximately 81.79% of Pall’s outstanding shares.

Under the terms of the Merger Agreement, each share of common stock issued and outstanding immediately prior to the effective time of the merger of Pentagon Merger Sub with and into Pall (the “Merger”) will be canceled and automatically converted into the right to receive $127.20 in cash, without interest.

The Merger is subject to certain additional customary closing conditions, including receipt of regulatory approvals in several jurisdictions. We continue to expect the Merger to close by the end of calendar 2015.

A full description of the proposed Merger is included in the proxy statement for the special meeting, which is available at http://investors.pall.com.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; the inability to complete the transaction due to the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in the Company’s Annual Report on Form 10-K for the year ended July 31, 2014 filed with the Securities and Exchange Commission. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The statements made herein are made as of the date of this disclosure and the Company undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Media Contact:
Pall Corporation
Jim Conenello
Director, Investor Relations & Corporate Communications
(516) 801-9871

Investor Contact:
Pall Corporation
R. Brent Jones
Interim Chief Financial Officer
(516) 801-9871